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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-124795, 333-38486, 333-73592, 333-114113, 333-142539) and Forms S-8 (Nos. 333-34300 and 333-140003) of iStar Financial Inc. of our report dated February 29, 2008, relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
February 29, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM